UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 12, 2005

Date of Report (Date of Earliest Event Reported)

FIRST COMMUNITY BANCORP

(Exact Name of Registrant as Specified in Charter)

CALIFORNIA	00-30747	33-0885320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6110 El Tordo
PO Box 2388
Rancho Santa Fe, California 92067

(Address of Principal Executive Offices)(Zip Code)

(858) 756-3023

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events

Completion of the First American Bank Acquisition

On August 15, 2005, First Community Bancorp (the “Company”) issued a press release announcing that, on August 12, 2005, it completed its previously announced acquisition of First American Bank, as more fully described in the press release.  Attached hereto as Exhibit 99.1 is a copy of the press release, which is incorporated herein by reference.

Update on Certain Legal Matters

On August 12, 2005, the Company was notified by Progressive Insurance Company (“Progressive”), its primary insurance carrier with respect to the previously disclosed, purported class action lawsuit against the Company and Pacific Western National Bank, pending in Los Angeles Superior Court as Gilbert et. al v. Cohn et al, Case No. BC310846 (the “Gilbert Litigation”) that Progressive has determined that, based upon the allegations in the second amended complaint filed in the Gilbert Litigation, there is no coverage with respect to the Gilbert Litigation under the Company’s insurance policy with Progressive. Progressive also notified the Company that it was withdrawing its agreement to fund defense costs for the Gilbert Litigation and reserving its right to seek reimbursement from the Company for any defense costs advanced pursuant to the insurance policy.  Through June 30, 2005, Progressive had advanced approximately $597,000 of defense costs with respect to the Gilbert Litigation.  The Company intends to vigorously defend any action by Progressive to deny coverage or to seek reimbursement of any defense costs advanced and intends to continue to vigorously defend the underlying Gilbert Litigation.  Additionally, the Company intends to pursue its rights to require Progressive to continue to advance defense costs and otherwise provide insurance coverage for the Gilbert Litigation in accordance with the terms of its policy and agreements with Progressive.

At this stage of litigation, the Company does not believe it is feasible to accurately assess the likely outcome of the underlying Gilbert Litigation, any action by or against Progressive or any coverage dispute with Progressive, the timing of any resolution, or whether such actions or disputes will have a material adverse effect on the Company’s consolidated financial condition, results of operations or cash flows.

Item 9.01.              Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.	Description

99.1	Press release dated August 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY BANCORP

Date: August 15, 2005	By:	/s/ Jared M. Wolff
	Name:	Jared M. Wolff
	Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 15, 2005